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                               UNIT CORPORATION
                          INDEMNIFICATION AGREEMENT

     THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made as of the 19th day of April, 2001, by and between Unit Corporation, a Delaware corporation (the "Company"), and ___________________________ ("Indemnitee").

     WHEREAS, the Company and Indemnitee recognize the increasing difficulty in obtaining directors' and officers' liability insurance, the significant increases in the cost of such insurance and the general reduction in the coverage of such insurance; and

     WHEREAS, the Company acknowledges Indemnitee has agreed to serve the Company as a director, officer, key employee or agent with the assurance that adequate liability indemnification is and will continue to be provided; and

     WHEREAS, the Company desires to attract and retain the services of Indemnitee and to provide Indemnitee with adequate liability indemnification; and

     WHEREAS, the Company has been advised that it may provide such indemnification under and in accordance with Delaware law by entering into an agreement providing for broad indemnification of Indemnitee by the Company; and

     WHEREAS, the Company desires to enter into this Agreement with Indemnitee to provide Indemnitee the maximum protection permitted by such Delaware law;

     NOW, THEREFORE, the Company hereby agrees as follows:

                                  ARTICLE 1
                               Indemnification

     Section 1.01 Except as otherwise provided herein, the Company hereby agrees to hold harmless and indemnify Indemnitee from and against all claims and all threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), involving Indemnitee by reason of the fact that he is or was a director of the Company, including all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, to the broadest and maximum extent permitted by Delaware law.

Section 1.02 Except as otherwise provided herein, the Company agrees to hold harmless and indemnify Indemnitee from and against all claims and all threatened, pending or completed actions, suits or proceedings, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), involving Indemnitee by reason of the fact that he is or was an officer, employee or agent of the Company (or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise), including all expenses (including attorneys'
fees), judgments, fines and amounts paid in settlement, to the broadest and maximum extent permitted by Delaware law and in accordance with Section 145(d) of the Delaware General Corporation Law.






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Section 1.03   Without limiting the generality of Section 1.1 or 1.2 hereof, the indemnification provided by Section 1.1 or 1.2 shall:

          (a) extend to and fully cover any Loss (as hereinafter defined) arising from any Claim (as hereinafter defined), whether such Claim is made against Indemnitee individually or jointly with others, by reason of any Wrongful Act (as hereinafter defined) made in Indemnitee's capacity as a director, officer, employee or agent of the Company (or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise),

          (b) include all rights of indemnification provided to Indemnitee under the provisions of the Certificate of Incorporation and/or the By-laws of the Company, and

          (c) include all such additional rights of indemnification as might possibly be provided to Indemnitee under Section 145 of the General Corporation Law of the State of Delaware, to the extent such rights are not violative of Section 145 of the Delaware General Corporation Law or contrary to the public policy of the State of Delaware.

     Section 1.04 If the Indemnitee is not wholly successful with respect to any Claim, but is successful, on the merits or otherwise, as to one or more but less than all issues under any Claim, the Company shall indemnify the Indemnitee against all expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved issue. The termination of any issue under any Claim or of any Claim by dismissal, with or without prejudice, shall be deemed a successful result as to such issue or Claim.

     Section 1.05 Nothing in this Section 1 shall be deemed to provide any indemnity by the Company to Indemnitee on account of any matter:

          (a) with respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication of any court having jurisdiction over the matter that such renumeration was in violation of law; or

          (b) for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

          (c) brought about or contributed to by the dishonesty of Indemnitee if a final judgment or other final adjudication adverse to Indemnitee establishes that acts of active and deliberate dishonesty were committed or attempted by Indemnitee with actual dishonest purpose and intent and were material to the adjudication; or

          (d) which is based on or attributable to Indemnitee having gained any personal profit or advantage to which he was not entitled, if a final judgment or other final adjudication adverse to Indemnitee establishes that Indemnitee in fact gained such personal profit or other advantage to which he was not entitled; or



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          (e)  for which payment is actually made to Indemnitee under a valid and collectible insurance policy, except in respect to any excess beyond the amount of payment under such insurance.

          (f) in respect of which any final decision by a court having jurisdiction of the matter shall determine that indemnification is not lawful.

     Section 1.06 The Company shall pay the expenses incurred by Indemnitee in defending against all Claims (including Claims by or in the right of the Company) in advance of the final disposition of such Claims, provided that the Company receives an undertaking by or on behalf of Indemnitee to repay such amounts advanced if it is ultimately determined by a court of competent jurisdiction over the matter that he is not entitled to be indemnified by the Company as authorized under this Agreement. The Company shall perform its obligation under this Section 1.6 until such time as it may be determined by final judgment of a court of competent jurisdiction or by final adjudication of a governmental agency having jurisdiction that Indemnitee is not entitled to indemnification by virtue of the exclusions set forth in Section 1.5 hereof.

     Section 1.07 Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his status as a person who is or was a director, officer, employee or agent of the Company or of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Company, a witness in any action, suit or proceeding to which Indemnitee is not a party, he shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection therewith.

     Section 1.08 The reference in Section 1 hereof to Delaware law is to Delaware law as the same exists from time to time but, in the case of any amendments to or change in Delaware law, only to the extent that such amendment or change permits the Company to provide broader or greater rights of indemnification than is permitted to the Company prior to such amendment or change.

                                   ARTICLE 2
          Procedure for Determination of Entitlement to Indemnification.

     Section 2.01 To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors in writing that Indemnitee has requested indemnification.

     Section 2.02 Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 2.1 hereof, a determination, if required by applicable law, with respect to Indemnitee's entitlement thereto shall be made in the specific case: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined) in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee; or (ii) if a Change of Control shall not have occurred,


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(A) by a majority vote of Disinterested Directors (as hereinafter defined), even though less than a quorum, or (B) by a committee of Disinterested Directors designated by majority vote of the Disinterested Directors, even though less than a quorum, or (C) if there are no such Disinterested Directors or is such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee or (D) if so directed by the Board of Directors, by the stockholders of the Company; and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

     Section 2.03 In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 2.2 hereof, the Independent Counsel shall be selected as provided in this Section
2.3. If a Change of Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising him of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent
Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either event, Indemnitee or the Company, as the case may be, may, within 10 days after such written notice of selection shall have been given, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "Independent Counsel" as defined in Section 5.7 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 2.1 hereof, no Independent Counsel shall have been selected and unobjected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Company or Indemnitee to the other's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under
Section 2.2 hereof. The Company shall pay any and all reasonable fees and expenses of



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Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 2.2 hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 2.3, regardless of the manner in which such Independent Counsel was selected or appointed. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 4.1(iii) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                                   ARTICLE 3
                Presumptions and Effect of Certain Proceedings.

     Section 3.01 If a Change of Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request of indemnification in accordance with Section 2.1 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

     Section 3.02 The termination of any Claim or of any issue therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Claim, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

                                    ARTICLE 4
                             Remedies of Indemnitee.

     Section 4.01   In the event that (i) a determination is made pursuant to
Section 2 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of expenses is not timely made pursuant to this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 2.2 of this Agreement within 90 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of his entitlement to such indemnification or advancement of expenses. Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to






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this Section 4.1; provided, however, that the foregoing clause shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under
Section 1.4 of this Agreement.

     Section 4.02 In the event that a determination shall have been made pursuant to Section 2.2 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change of Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to Section 4 the Company shall have the burden of proving that Indemnitee is not entitled to indemnification or advancement of expenses, as the case may be.

     Section 4.03   If a determination shall have been made pursuant to Section
2.2 of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

     Section 4.04 In the event that Indemnitee, pursuant to this Section 4, seeks a judicial adjudication of or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Agreement, Indemnitee shall be entitled to recover from the Company, and shall be indemnified by the Company against, any and all expenses actually and reasonably incurred by him in such judicial adjudication or arbitration in accordance with Section 14.1 of this Agreement. If it shall be determined in said judicial adjudication or arbitration that Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

                                   ARTICLE 5
                                  Definitions.

     Section 5.01 The term "Loss" shall mean any amount Indemnitee is obligated or asserted to be obligated to pay in respect of his legal liability, whether actual or asserted, for a Wrongful Act, and shall include damages, judgments, settlements and costs, attorneys' fees, charges and expenses incurred in the defense of Claims.

     Section 5.02 Wrongful Act. The term "Wrongful Act" shall mean any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by Indemnitee as alleged by any claimant or any other matter claimed against Indemnitee by reason of Indemnitee being a director, officer, consultant, employee or agent of the Company (or by reason of the fact that he is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise).

     Section 5.03 Subsidiary. The term "Subsidiary" shall mean any corporation of which at least 50% of the stock is owned by the Company or by another Subsidiary.

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     Section 5.04   Claim. The term "Claim" shall mean any suit, action,
proceeding, investigation or claim, asserted or threatened, pending or completed, whether civil, criminal, administrative or investigative, made or instituted against or with respect to Indemnitee and/or the property of Indemnitee either by or in the right of the Company or by or in the right of a party other than the Company.

     Section 5.05 Change in Control. The term "Change in Control" means a change in control of the Company occurring after August 23, 1994 of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change in Control shall be deemed to have occurred if after August 23, 1994 (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities without the prior approval of at least three-fourths of the members of the Board of Directors in office immediately prior to such person attaining such percentage interest; (ii) there occurs a proxy contest, or the Company is a party to a merger, consolidation, sale of assets, plan of liquidation or other reorganization not approved by at least three-fourths of the members of the Board of Directors then in office, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, other than as a result of an event described in clause (ii) of Section
5.2 hereof, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors. Section 5.06 Disinterested Director. The term "Disinterested Director" means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

     Section 5.07 Independent Counsel. The term "Independent Counsel" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.









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                                   ARTICLE 6
                           Scope of Indemnification.

This Agreement and the indemnification provided herein:

     Section 6.01 Shall apply to Indemnitee in his capacity as a director, officer, employee or agent, or the like, of (i) the Company, (ii) any Subsidiary or former Subsidiary, or any Subsidiary which is hereafter acquired or created by the Company and (iii) corporations, partnerships, associations and entities other than the Company and its Subsidiaries where Indemnitee is directed or requested to serve by the Company;

     Section 6.02   Shall be irrevocable and perpetual and, subject to Section
1.4 hereof, shall apply to any Claim arising or Loss incurred after the date hereof, whether made or incurred prior to or after the termination of Indemnitee's services to the Company as a director, officer, employee or agent; and

     Section 6.03 Subject to Section 1.4 hereof, shall cover Losses arising from any Claims made against the estate, heirs or legal representatives of Indemnitee.

                                    ARTICLE 7
                       Agreement to be Construed Liberally.

     Section 7.01 The purpose of this Agreement is to induce Indemnitee either to serve the Company in one or more of the capacities described in Section 6.1 hereof, or to induce Indemnitee to continue to serve in one or more such capacities. The Company acknowledges that but for this Agreement and the expectation by Indemnitee that the Company will perform each of its obligations hereunder, Indemnitee may not consent to serve or to continue to serve the Company in such capacities. Therefore, it is the intention of the Company and Indemnitee that this Agreement be construed liberally so as to achieve its purpose, subject to Section 1.4 hereof, of protecting Indemnitee from and against Losses arising from Wrongful Acts. The Company agrees that it will not do or fail to do any act which would or might prevent or hinder the performance by the Company of its obligations under this Agreement.

                                   ARTICLE 8
                            Agreement Not Exclusive.

     Section 8.01 The rights and benefits of Indemnitee and the obligations of the Company under this Agreement shall be in addition to, and shall not supersede or be in lieu of, the provisions (if any) relating to the indemnification of Indemnitee by the Company in the Certificate of Incorporation, By-laws or resolutions of the Board of Directors of the Company; the provisions of policies of insurance or indemnification arrangements provided by persons or entities other than the Company; or applicable law. Notwithstanding anything to the contrary in this Agreement, the Company agrees to defend (subject to Indemnitee's right to retain his own legal counsel independent of any legal counsel retained by the Company with respect to any Claim), indemnify and hold harmless Indemnitee to the fullest extent permitted from time to time by applicable law.



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                                    ARTICLE 9
                                   Severability.

     Section 9.01 Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. In the event any provision of this Agreement is finally determined by the courts to require the Company to do or fail to do such an act, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and as so limited or modified such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

                                   ARTICLE 10
                                  CHOICE OF LAW.

     Section 10.01 THIS AGREEMENT IS MADE AND ENTERED INTO PURSUANT TO SECTION 145(f) OF THE DELAWARE GENERAL CORPORATION LAW, AND THIS AGREEMENT SHALL BE GOVERNED BY, AND ITS PROVISIONS CONSTRUED IN ACCORDANCE WITH, THE LAWS OF
THE STATE OF DELAWARE.

                                   ARTICLE 11
                                Choice of Forum.

     Section 11.01 The Company agrees (i) that any action instituted by or on behalf of the Company under this Agreement or to enforce or interpret any provision of this Agreement shall be brought only in the state courts of the State of Delaware and in no other court and (ii) that if any action is instituted in any court by Indemnitee under this Agreement or to enforce or interpret any of its terms, the Company hereby agrees, and will at such time agree, to the exclusive jurisdiction and exclusive venue of such court and to personal service upon the Company by such court for the purpose of such action, and will not attempt to transfer or remove such action to another court.

                                   ARTICLE 12
                                  Limitations.

     Section 12.01 To the extent that a cause of action asserted against the Indemnitee is not explicitly governed by applicable law with regard to a statute of limitations, no legal action can be brought by or on behalf of the Company against the Indemnitee unless the action is asserted by the timely filing of legal action within two (2) years from the date of accrual of such cause of action.

                                   ARTICLE 13
                             Successors and Assigns.

     Section 13.01 This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee's estate, heirs and legal representatives.








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                                   ARTICLE 14
                                 Attorneys' Fees.

     Section 14.01 In the event that any action is instituted by Indemnitee under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys' fees, incurred by Indemnitee with respect to such action, unless as a part of such action the court determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous. In the event any action is instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys' fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee's counterclaims and crossclaims made in such action), unless as a part of such action the court determines that each of Indemnitee's material defenses to such action was made in bad faith or was frivolous.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

UNIT CORPORATION


By:
________________________________
John G. Nikkel, President


AGREED TO AND ACCEPTED
BY INDEMNITEE:



____________________________






















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